Exhibit 10.22

                                                                         Summary
                                                                         -------


Summary of Loan Agreement between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, China Minsheng Bank dated March 17, 2005.

Main contents:
>>   Contract number: Year (2005) (Shen Binhai Zongdai) Zi No.021;
>>   Loan principal: RMB 40 million
>>   Loan term: from March 17, 2005 to March 17, 2006;
>>   Purpose: working capital;
>>   Interest rate: 5.022%;
>> Repayment: interest is payable monthly (20th); principal is due March 17, 2006;
>> Breach of contract: Minsheng Bank is entitled to charge penalty interest if the Company defaults in repayment. The Company is also liable for Minsheng Bank's expense such as litigation fee, legal fees, traveling expenses and other expense incurred due to the Company's breach of contract.

Terms that have been omitted: term type of the loan; calculation method of the loan interest; drawing of the loan; repayment of the loan; guarantee; rights and obligations of the contracting parties; effectiveness; amendment and termination of the contract; dispute settlement; miscellaneous; validity; understanding of the contract; and attention.